Exhibit 99.1

UNDER ARMOUR PRICES PRIVATE OFFERING OF $400 MILLION

IN SENIOR NOTES DUE 2030

BALTIMORE, June 17, 2025 – Under Armour, Inc. (NYSE: UA, UAA) today announced that it has priced $400 million aggregate principal amount of its 7.250% Senior Notes due 2030 (the “Notes”) at par, in a private offering (the “Offering”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The sale of the Notes is expected to close on June 23, 2025, subject to customary closing conditions.

The Notes will be senior, unsecured obligations of Under Armour, bearing interest semiannually in arrears. The Notes will be guaranteed on a senior unsecured basis by Under Armour’s subsidiaries that provide guarantees under its amended revolving credit agreement.

Under Armour intends to use the net proceeds from the Offering together with borrowings under its amended revolving credit agreement, cash on hand or a combination thereof to redeem, repurchase, or otherwise retire the $600 million in aggregate principal amount of its outstanding 3.25% Senior Notes due 2026 (the “2026 Notes”) in full or deposit with the trustee all amounts necessary to satisfy and discharge Under Armour’s obligations under the 2026 Notes through maturity, in each case within 60 days of the closing date of this Offering.

This announcement is neither an offer to sell nor a solicitation of an offer to buy the Notes or the related guarantees. Any offers of the Notes and the related guarantees will be made only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to certain persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

The offer and sale of the Notes and the related guarantees have not been, and will not be, registered under the Securities Act, or the securities laws of any jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements of the Securities Act and the rules promulgated thereunder.

This announcement does not constitute a notice of redemption under the indenture of the 2026 Notes, or an offer to tender for, or purchase, any of the 2026 Notes or any other security.

Forward-Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding the Offering, the closing of the Offering and the use of proceeds therefrom, including the timing of the redemption, repurchase, retirement or satisfaction and discharge of the 2026 Notes. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, activity levels, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Under Armour discusses many of these risks in greater detail under the heading “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended March 31, 2025, which was filed with the Securities and Exchange Commission (“SEC”) on May 22, 2025 and in our other filings and reports. The forward-looking statements contained in this press release reflect Under Armour’s views and assumptions only as of the date of this press release. Under Armour undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer and distributor of branded athletic performance apparel, footwear and accessories. Designed to empower human performance, Under Armour’s innovative products and experiences are engineered to make athletes better.

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Under Armour Contact:

Lance Allega

Senior Vice President

Finance & Capital Markets

(410) 246-6810

LAllega@underarmour.com